Exhibit 99.1
FOR MORE INFORMATION:
Contact: Robert F. Lowe for LSB — 336-248-6500
Pressley A. Ridgill for FNB — 336-369-0900
Greensboro, North Carolina, September 28, 2007. - The Board of Directors of NewBridge Bancorp has accepted the resignation of H. Franklin Sherron, Jr., effective September 30, 2007, with gratitude for his years of service to the Corporation’s predecessor, LSB Bancshares, Inc., and subsidiary bank, Lexington State Bank. Mr. Sherron will pursue personal business interests.

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